UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2016

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 6, 2016, MMRGlobal, Inc. (the "Company"), our subsidiary MyMedicalRecords, Inc. (collectively, "MMR"), and The RHL Group, Inc. ("The RHL Group"), a California corporation, entered into that certain Eleventh Amended and Restated Secured Promissory Note (the "Amended Note"), effective as of June 6, 2016. The Amended Note amends, restates and supersedes that certain Tenth Amended and Restated Secured Promissory Note entered into between the foregoing parties, effective May 20, 2015 (the "Tenth Note," together with its predecessor notes and the Amended Note(s), the "Credit Facility"). Other than for the term and conversion prices of the Amended Note, the Amended Note does not materially alter the remaining terms which were contained in the Tenth Amended and Restated Secured Promissory Note.

The Amended Note has a balance of $2,527,714 and a total unpaid balance of $2,777,714. In connection with the Amended Note, the Company has issued The RHL Group warrants to purchase 2,777,714 shares of the Company's common stock at $0.011 per share, the market closing price on the day of execution of the Amended note. There were no loan origination fees charged by The RHL Group with respect to the Amended Note.

The RHL Group is a significant stockholder of our Company and is wholly-owned by Robert H. Lorsch, Chairman, Chief Executive Officer and President of MMR. Historically, the predecessor notes have, over time, increased the maximum amount of credit available under the Credit Facility from $100,000 to $1,000,000 to $3,000,000. The maximum amount of the Eleventh Amended Note remains $4,500,000. The Eleventh Amended Note continues to bear interest at the lesser of 10% or the highest rate then permitted by law, and is secured (similar to the Existing Note) by a Security Agreement, which has been in effect since July 31, 2007, as renewed and amended to date (the "Security Agreement").

The foregoing description of the Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Note, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosures on our Form 10-Q for the period ended March 31, 2016 filed with the Securities and Exchange Commission on May 23, 2016 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment purposes only without intent to distribute to the public; and (v) the securities were issued with restrictive legends and stop transfer orders preventing their transfer, sale or other disposition without an applicable exemption under the Securities Act:

On June 7, 2016, we granted a total of 5,236,625 shares of restricted common stock to an unrelated third party vendor at a price of $0.02 per share in partial consideration of debt.

All securities granted or sold under these agreements are unregistered, non-transferrable and non-saleable, and may only be resold or transferred if they later become registered or fall under an exemption to the Securities Act and applicable state laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
June 10, 2016	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer